RoomLinX Locks In Multi-Year Wireless Internet Contracts With Major Resorts

RoomLinX Named as High Speed Internet Vendor of Choice for Club Intrawest

DENVER, CO -- 03/15/2006 -- RoomLinX (OTC: RMLX), a leading provider of wireless and wired Internet solutions to the hospitality industry, today announced that it has completed high-speed Internet installations for six hotels under the Club Intrawest brand, a series of exclusive private destination resorts celebrated for world-class skiing, golfing and beaches.

Club Intrawest selected RoomLinX as its high-speed Internet access (HSIA) supplier of choice for their locations worldwide because of RoomLinX's high performance and customer service commitment. Owned and operated by Intrawest, the six properties deploying RoomLinX are located in Blue Mountain, Ontario; Tremblant, Quebec; Whistler-Blackholm, British Columbia; Palm Desert, California; Vancouver Wall Centre, British Columbia; and Sandestin, Florida.

"We chose RoomLinX because of their knowledge and experience in designing, implementing, and supporting wireless high-speed internet to the hospitality industry," said Mike Kaine, Vice President, Technology & WEB, of Intrawest Corporation, Resort Club Group. "Plus, we feel that RoomLinX has the same commitment to guest service and support as we do -- it's the top priority for all our employees and our vendors."

For the high-end properties of Intrawest, reliability and network performance were key requirements. RoomLinX proactively monitors all Internet circuits and gateways located at customer sites. If any disruptions to service occur, this system notifies the RoomLinxAdvanced Support Group for immediate resolution.

"Proactive services, like RoomLinX's preventive network monitoring, are critical to delivering the high level of guest service expected by luxury resort properties," said Michael Wasik, CEO of RoomLinX. "We are excited to be a partner with Intrawest to deliver quality wireless Internet service and support to their guests."

"These multi-year agreements continue to prove RoomLinX's success in building strong relationships with leading firms in the resort industry, while providing our shareholders with long-term recurring revenues," said Wasik.

RoomLinX also recently signed multi-year agreements with other leading hotels including Denver's Historical Brown Palace, managed by Quorum Hotels and Resorts, and The Plaza and Wood Creek Resort Condominiums, managed by Crested Butte Mountain Resort in Mt. Crested Butte, Colorado.

About RoomLinX, Inc.

RoomLinX is a pioneer in Broadband High Speed Wireless Internet connectivity, specializing in providing the most advanced Wi-Fi Wireless and Wired networking solutions for High Speed Internet access to Hotel Guests, Convention Center Exhibitors, Corporate Apartments, and Special Event participants. Designing, deploying and servicing site-specific wireless networks for the hospitality industry is RoomLinX's core competency. www.roomlinx.com

The information contained in this press release, including any "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 contained herein, should be reviewed in conjunction with the Company's Annual Report on Form 10-KSB for the year ended December 31st, 2003 and amendments thereto, the Company's Quarterly Report on Form 10-QSB for the fiscal quarters ended September 30th, June 30th and March 31st, 2004 and amendment thereto, the Company's Proxy Statement filed with the Securities and Exchange Commission on or about June 15, 2004, and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business which could materially affect the Company's ability to accomplish the results reflected in such forward-looking statements.

Contact:

Ed Sutterfield
VP Sales and Marketing
RoomLinX, Inc.
303-544-1111 ext 151
esutterfield@roomlinx.com